Exhibit 99.1

TCP International Holdings, Ltd. Agrees to Merger

Aurora, Ohio – December 13, 2017 – TCP International Holdings, Ltd. (TCP) today announced that it has entered into a definitive merger agreement pursuant to which, and subject to the terms and conditions set forth therein, a group controlled by Ellis Yan and Solomon Yan will acquire all TCP shares not owned by the buyers or their affiliates.

Under the terms of the agreement, which was unanimously approved by TCP’s Board of Directors, TCP shareholders will receive per share consideration of $1.00 in cash. The merger is subject to certain closing conditions, including approval by at least 90 percent of TCP’s shareholders and receipt by the buyers of sufficient financing to repay certain of TCP’s indebtedness. The merger is expected to be completed prior to the end of TCP’s first quarter of fiscal year 2018.

“The dramatic transition of the lighting market over the last few years from CFL to LED technology has caused TCP to re-examine our business and how we can succeed in this competitive space,” said Brian Catlett, CEO of TCP. “As the founders of TCP, the Yan’s bring many years of lighting industry know-how and operational expertise to TCP. The merger will deliver compelling and immediate value to our shareholders and will allow TCP to continue its focus on designing, developing and delivering exceptional lighting products into the market as a private company.”

About TCP

TCP International Holdings, Ltd (OTC: TCPIF), is a leading global manufacturer and distributor of energy efficient lighting technologies. TCP’s extensive product offerings include LED and CFL lamps and fixtures and other energy efficient lighting products. TCP is a proud ENERGY STAR® partner of the U.S. Environmental Protection Agency. TCP’s products are currently offered through thousands of retail and C&I distributors. Since TCP’s inception, it has sold more than one billion energy efficient lighting products. For more information, visit https://www.tcpi.com.

Cautionary Statement Regarding Forward-Looking Statements

From time to time we make statements (including some contained in this press release) that predict or forecast future events, depend on future events for their accuracy or otherwise contain “forward-looking” information and constitute “forward-looking statements” within the meaning of applicable U.S. securities laws. Such statements are generally identifiable by terminology such as “plans,” “expects,” “estimates,” “budgets,” “intends,” “anticipates,” “believes,” “projects,” “indicates,” “targets,” “objective,” “could,” “should,” “may” or other similar words. By their very nature, forward-looking statements require us to make assumptions that may not materialize or that may not be accurate. Readers should not place undue reliance on forward-looking statements and should recognize that such statements are predictions of future results, which may not occur as anticipated. Actual results may differ materially as a result of various factors, some of which are outside of our control, including:

•	the failure to obtain the approval of TCP’s shareholders in connection with the proposed transaction;

•	the failure to consummate or delay in consummating the proposed transaction for other reasons;

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the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk that the buyer will not be able obtain the financing it requires to consummate the proposed transaction;

•	the diversion of management time on transaction-related issues;

•	the potential for litigation regarding the proposed transaction;

•	and the ability to retain and hire key personnel and maintain relationships with providers or other business partners pending completion of the proposed transaction.

Other factors, risks and uncertainties that could cause actual conditions, events or results to differ materially from our expectations discussed in this press release include those factors described in TCP’s reports filed with and available from the Securities and Exchange Commission. Our forward-looking statements are based on current beliefs, assumptions and expectations. No assurances can be given that any of the events anticipated by these forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our actual results, levels of activity, performance or achievements. All forward-looking statements speak only as of the date on which they are made and, except as required by law, we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Important Information For Investors And Shareholders

The proposed transaction will be submitted to TCP’s shareholders for their consideration. TCP will mail materials relevant to the proposed transaction, including its proxy statement, to its shareholders. TCP’s shareholders are urged to read all relevant documents mailed by TCP, including the proxy statement for the proposed transaction, because they will contain important information. Copies of the proxy statement and other relevant materials, when mailed, will be available free of charge on TCP’s website at http://investors.tcpi.com/.